UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Baoan Mansion, Suite 2303, #800 Road Dongfang, District Pudong, City of Shanghai

People’s Republic of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01           Changes in Registrant’s Certifying Accountant

On November 8, 2012, Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”) engaged the services of Friedman LLP (“Friedman”) as the Company’s new independent registered public accounting firm to audit the Company’s balance sheet as of December 31, 2012, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year then ended. Friedman will also perform a review of the Company’s unaudited quarterly financial information as of and for the quarters ending September 30, 2012, March 31, 2013 and June 30, 2013. The decision to engage Friedman was approved and recommended by the Audit Committee of the Company’s Board of Directors.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged Friedman as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult Friedman with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01           Financial Statements and Exhibits.

(d)     Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Haipeng Wang
Haipeng Wang, Chief Financial Officer

Date:      November 9, 2012